Exhibit 10.1

*** INDICATES MATERIAL HAS BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A COMPLETE COPY OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

United Healthcare
A UnitedHealth Group Company

Simeon A. Schindelman, President
UnitedHealthcare Small Business Group
MN012-N123 5901 Lincoln Drive Edina MN 55436
Tel 952 992 4394 Fax 952 992 5112
simeon_schindelman@uhc.com
Cell 612 6692559

March 11, 2005

Mr. Richard Rawson
President
Administaff of Texas, Inc.
19001 Crescent Springs Drive
Kingwood, TX 77339

Via: UPS Next Day Air, email and facsimile

Dear Richard:

Attached are what we believe to be the relevant terms and conditions of proposed modifications to the existing contracts between UnitedHealthcare Insurance Company (“UnitedHealthcare”) and Administaff of Texas, Inc. (“Administaff”). Upon execution, this letter and the attached term sheet (Exhibit A) will constitute an agreement as to the principal terms of an amendment to the Minimum Premium Financial Agreement, the Minimum Premium Administrative Services Agreement and the Security Deposit Agreement (collectively referred to herein as the “definitive agreements”) between UnitedHealthcare and Administaff to be prepared and executed by the parties. Except as otherwise set forth herein, the terms and conditions of any eventual modifications to the definitive agreements would be only as set forth in any subsequent amendment(s) signed by the parties.

Administaff and UnitedHealthcare acknowledge and agree that the terms and conditions of this letter and the attached Exhibit A, including the existence thereof, are subject to the provisions of Section 5(e) of the Minimum Premium Administrative Services Agreement by and between Administaff and UnitedHealthcare, as amended (relating to publicity of the arrangement). As such, Administaff and UnitedHealthcare each agree not to make any unauthorized disclosure or public announcement concerning the subject matter hereof without the written consent of the other.

If this letter and the terms set forth in Exhibit A are in accordance with your understanding of the proposed modifications to our existing contracts, please sign below and return an executed copy to me via facsimile at (952) 992-5112. Should you have any questions, please contact me at 952-992-4394.

Sincerely,

/s/ Simeon A. Schindelman
Simeon A. Schindelman
President, Small Business,
UnitedHealthcare

Agreed to and accepted this 11th day of March, 2005.

Administaff of Texas, Inc.

	By	/s/ Richard A. Rawson

	Its	President

EXHIBIT A

UnitedHealthcare/Administaff
Proposed Term Sheet
March 11, 2005

For consistency, clarity and ease of communication, this term sheet uses defined terms from both the Minimum Premium Financial Agreement and the Minimum Premium Administrative Services Agreement (including any subsequent amendment to each agreement) between Administaff and UnitedHealthcare.

A. Profit/Risk Charge

UnitedHealthcare has agreed to reduce its profit/risk charge from *** to ***. To accomplish this objective, the MP Financial Agreement will be amended effective January 1, 2005 such that the Maximum Monthly Employer Benefit Obligation will be *** of the Quoted Premium for each Medical Policy and the MP Premium will be *** of the Quoted Premium for each Medical Policy. The percentages contained in the immediately preceding sentence assume an estimated premium tax expense of *** and, in order to maintain a profit/risk charge of ***, such percentages may require future modification consistent with changes to the actual incurred premium tax expense.

B. Security Deposit

Effective as of the date of execution of an amendment to the definitive agreements incorporating the terms of this letter agreement, the Security Deposit Agreement will be terminated, including any related obligation of either Administaff or UnitedHealthcare under the Security Deposit Agreement or any other agreement between the parties; provided, however, that UnitedHealthcare shall retain the right to draw upon the Accumulated Surplus for the purposes currently set forth in Section 3.a. of the Security Deposit Agreement and that the right to draw against the Accumulated Surplus shall be in addition to, and not in lieu of, any other remedy available at law or in equity to UnitedHealthcare, and any such draw by UnitedHealthcare shall not cure Administaff’s failure to pay amounts due, without UnitedHealthcare’s express written consent; provided further, any such amounts drawn by UnitedHealthcare shall reduce any damages recoverable from Administaff under such other remedies to the extent that such damages do not take into consideration the amounts previously drawn by UnitedHealthcare. Beginning 30 days after the execution of this agreement, the balance of the Security Deposit will be reduced by applying $5.5 million of such balance towards the premium and daily claim funding obligations of Administaff. In addition, upon termination of the Security Deposit Agreement, UnitedHealthcare will immediately begin applying the balance of funds maintained by Administaff under the terms of the Security Deposit Agreement

(including all applicable interest credits thereon) towards all premium and daily claim funding obligations of Administaff until such balance is exhausted.

C. Accumulated Surplus

Contemporaneous with the termination of the Security Deposit Agreement, the parties will act in good faith to operate under the terms of the existing financial agreements with an Accumulated Surplus of no more or less than $11,000,000. Effective as of the date of execution of an amendment to the definitive agreements incorporating the terms of this letter agreement, the Accumulated Surplus will be credited with interest by UnitedHealthcare at a rate and in a manner which is substantially similar to the interest crediting provisions contained in the Security Deposit Agreement as such agreement was in effect on March 1, 2005.

If pursuant to a Quarterly Review or Annual Review, as applicable, the Accumulated Surplus is determined to be in excess of $11,000,000, commencing 15 days after such determination has been made, UnitedHealthcare will waive Administaff’s Claims Account funding obligations, if any, for a period and in an amount sufficient to cause the Accumulated Surplus to be no more than $11,000,000. If pursuant to a Quarterly Review or Annual Review, as applicable, the Accumulated Surplus is determined to be less than $11,000,000, within 15 days after such determination has been communicated in writing to Administaff, Administaff will pay an additional amount of premium to UnitedHealthcare in an amount sufficient to cause the Accumulated Surplus to be $11,000,000. The determination of the amount of the Accumulated Surplus for this purpose will be based on the revised Accumulated Surplus calculations for the calendar quarter immediately preceding the most recently completed calendar quarter that is the subject of such Quarterly Review or Annual Review, as applicable. The Accumulated Surplus calculation will not take into account any amount(s) reserved for *** coverage (and therefore the amount of the Accumulated Surplus will not be reduced by any amount(s) reserved for *** liability). Notwithstanding anything herein to the contrary, unless otherwise set forth in any subsequent amendment relating to this item C, the obligations for each party set forth in this paragraph will not commence until the Accumulated Surplus amount for the first Arrangement Quarter of 2005 has been determined (which determination is expected to occur on or about ***).

The total amount of Administaff’s Claims Account funding obligations waived by UnitedHealthcare with respect to any Arrangement Quarter will be included as “claims paid” for purposes of section 2.a. of Exhibit A, Appendix II (Methodology for Establishing Monthly Payable Rates) of the Minimum Premium Financial Agreement when determining the Monthly Payable Rate for any subsequent Arrangement Quarter for which the Monthly Payable Rate has not yet been established and communicated to Administaff. However, the Accumulated Surplus/Deficit amount will no longer be taken into consideration when determining Monthly Payable Rates.

The parties agree to amend Exhibit A of the Minimum Premium Financial Agreement to revise the quarterly and annual accountings. Pursuant to the amended Exhibit A, required premium for all historic and future accounting periods will be determined by dividing *** factor applicable to that accounting period. Actual premiums paid by Administaff for the applicable accounting period will be added to Administaff’s MP claim obligations for that period and compared to the required premium (calculated in accordance with the preceding sentence) to determine the surplus or deficit results for each such accounting period. As such, no further adjustments to any administrative fee, profit and/or premium tax charge will be necessary in connection with the return of surplus (if any) to Administaff, provided there are no subsequent changes to incurred claims for that accounting period.

In addition, Administaff hereby acknowledges and agrees that UnitedHealthcare waived $1,954,028.35 of fourth quarter 2004 Additional Quarterly Premium that was payable in the First Arrangement Quarter of 2005. The 2004 accounting will reflect the waiver of fourth quarter 2004 Additional Quarterly Premium in the manner set forth above.

D. Three Year Commitment

UnitedHealthcare and Administaff have a mutual interest in committing to certain material financial terms for at least three years. Thus, any amendment to the definitive agreements between the parties relating to items A and C above will include a commitment that these financial terms will remain in effect for at least three years beginning January 1, 2005. To clarify, absent extraordinary and unforeseen circumstances, the parties intend that, with respect to the 2005, 2006 and 2007 Arrangement Years, neither party will attempt to negotiate a further amendment to or modification of (i) the profit/risk charge, (ii) management of the Accumulated Surplus (including the amount of any Accumulated Surplus consistently maintained by UnitedHealthcare) or (iii) any other material financial term of the then current agreement(s) between UnitedHealthcare and Administaff.

E. Large Claim Pooling

UnitedHealthcare will provide Administaff with a pooling option for Arrangement Years 2005, 2006 and/or 2007 under which claims per individual covered employee or dependent in excess of $1,000,000 that are incurred within a

12-month calendar year period and paid within *** months (e.g. claims incurred between 1-1-05 and 12-31-05 and paid by ***) will be excluded from Administaff’s claims experience. If this pooling option is elected with respect to any such Arrangement Year, the Accumulated Deficit or Accumulated Surplus, as determined by the Quarterly Reviews and the Annual Review of that Arrangement Year, will exclude individual claimant medical claims in excess of $1,000,000. The premium (Pool Charge) for this pooling option, if elected, in the 2005 Arrangement Year is *** per covered employee per month. For example, assuming that the number of covered Worksite Employees for each month of 2005 remains constant at 46,871, the annual Pool Charge for the 2005 Arrangement Year would be the product of (i) 46,871 multiplied by *** and (ii) 12 months, which would equal approximately ***. Actual 2005 Arrangement Year charges will be based on actual number of covered Worksite Employees for each month of 2005. The Pool Charge rates for Arrangement Years 2006 and 2007 will not exceed *** and *** per employee per month, respectively. To elect the pooling option, Administaff must notify UnitedHealthcare in writing of its election on or before February 1st of the Arrangement Year to which such option relates; provided, however, that with respect to the 2005 Arrangement Year, UnitedHealthcare will provide additional terms and conditions of the pooling option, if any, within 15 days of the date this term sheet is executed, and Administaff will then have 30 days to provide written notification of its acceptance or rejection of the pooling option for the 2005 Arrangement Year. Should UnitedHealthcare determine to provide a pooling option for any Arrangement Year subsequent to 2007, the Pool Charge rates and terms relating to any such subsequent year are subject to modification by UnitedHealthcare.

F. Eligibility Reporting and Review

To better align eligibility policies applicable to Administaff membership with policies applicable to other UnitedHealthcare customers, the MP Services Agreement will be amended to indicate that, effective December 31, 2005, reporting of retroactive Participant terminations (excluding COBRA Participants) to UnitedHealthcare will be limited to no more than 31 days. However, Administaff will continue to have up to 60 days to report any other retroactive Participant eligibility changes to UnitedHealthcare.

In recognition of the additional risk UnitedHealthcare is assuming, commencing with the second quarter of 2005 Quarterly Review meeting (which is expected to occur on or about ***), Administaff will supply the following medical risk management activity reports to UnitedHealthcare on a quarterly basis at the applicable Quarterly and Annual Review meetings:

Reports for *** During the Review Quarter

1) ***

2) ***

3) ***

In addition, the parties will work together in good faith to establish by August 15, 2005 an appropriate mechanism to ensure Administaff’s compliance with Section 6(b)(ii) of the Minimum Premium Administrative Services Agreement regarding the Employer Medical Insurance Contribution Rate for each New Client.

Reports for *** as of the End of the Review Quarter

1) ***

2) ***

3) ***

In addition to the reports noted above, representatives from Administaff and UnitedHealthcare will meet no more than one time in any twelve-month period to allow UnitedHealthcare the opportunity to review and comment on Administaff’s *** subject to applicable confidentiality provisions of the existing agreements. Further, Administaff and UnitedHealthcare will work together to provide additional information to help

UnitedHealthcare better understand Administaff’s management of new customer accounts.

G. Conversion to *** Products

As soon as commercially practicable, Administaff will begin the process of transitioning Participants currently enrolled in UnitedHealthcare *** products to the *** products, subject to Administaff’s determination of the adequacy of the proposed provider networks in each geographic area; provided, however, that substantially all existing UnitedHealthcare *** business shall be converted to the *** products by ***, and no additional UnitedHealthcare *** products (other than the *** products remaining after January 1, 2006, if any) will be offered to Participants under the Administaff Group Health Plan thereafter, and in any event, all Administaff *** business will be converted to a *** product by ***.

H. Exclusivity and Additional Markets

The parties have agreed to possible modifications to the exclusivity and related market provisions of the definitive agreements as described below. In that regard, through the course of detailed market discussions, Administaff and UnitedHealthcare will determine the circumstances under which a modified carrier offering will be a viable alternative to the current approach in any or all of the following *** markets beginning in ***:

***

Item *** above is subject to the provisions of the definitive agreements regarding the offering of additional carriers in a market exclusive to UnitedHealthcare. In addition, in no event will Administaff be expected to expand its inclusion of UnitedHealthcare products in any market or manner that would reasonably be expected to *** in that market or adversely impact its *** in that market.

I. Reporting Obligations

Section 4(e) of the Minimum Premium Administrative Services Agreement shall be amended such that UnitedHealthcare will notify Administaff if the prescription drug payments attributable to Administaff business are, on average, more than *** per member per month *** prescription drug payments for all of UnitedHealthcare’s fully insured commercial business.